JOHN HANCOCK FUNDS II
AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

AMENDMENT (the “Amendment”) made this 23rd day of March, 2012, to the Amended and Restated Advisory Agreement dated September 26, 2008, between John Hancock Funds II, a Massachusetts business trust (the “Trust”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

Appendix A is amended to (i) reduce the advisory fee for Technical Opportunities Fund and (ii) add the following new series:

Strategic Equity Allocation Fund

2. EFFECTIVE DATE

The Amendment shall become effective with respect to the reduction of advisory fees for Technical Opportunities Fund on April 1, 2012 following approval of the Amendment by the Board of Trustees of the Trust. The Amendment shall become effective with respect to the addition of Strategic Equity Allocation Fund as a new series of the Trust on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.

John Hancock Funds II

By:	/s/ Hugh McHaffie
Hugh McHaffie

John Hancock Investment Management Services, LLC

By:	/s/ Andrew Arnott
Andrew Arnott
Executive Vice President

APPENDIX A

ADVISORY FEE SCHEDULES

The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

2

Advisory Fee Schedules

Aggregate Net Assets Include the Net
Assets of the following funds in addition
Trust Portfolio	to the Trust Portfolio	Advisory Fee of the Trust Portfolio

Active Bond Fund	Active Bond Trust (JHVIT)	0.600% — at all asset levels.

All Cap Core Fund	All Cap Core Trust (JHVIT)	0.800% — first $500 million; and 0.750% — excess over $500 million.

All Cap Value Fund	All Cap Value Trust (JHVIT)	0.800% — first $500 million; and
0.750% — excess over $500 million.

Alpha Opportunities Fund	Alpha Opportunities Trust (JHVIT)	1.025% — first $250 million;
1.00%— next $250 million;
0.975% — next $500 million; and
0.950%— excess over $1 billion.

Alternative Asset Allocation Fund	N/A	See below

Blue Chip Growth Fund	Blue Chip Growth Trust (JHVIT)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of
Aggregate Net Assets.

Capital Appreciation Fund	Capital Appreciation Trust (JHVIT)	0.850% — first $300 million; 0.800% — between $300 million and $500 million; 0.700% — between $500 million and $1 billion; and 0.670% —
excess over $1 billion.

Capital Appreciation Value Fund	Capital Appreciation Value Trust (JHVIT)	See below

China Emerging Leaders Fund	N/A	1.100% — first $500 million;
1.050%— next $500 million; and
1.000% — excess over $1 billion.

Core Allocation Plus Fund	Core Allocation Plus Trust (JHVIT)	0.915% ---- first $500 million; and 0.865% ---- excess over $500 million

Core Bond Fund	Core Bond Trust (JHVIT)	0.690% — first $200 million; 0.640% — next $200 million; and
0.570% — excess over $400 million.

Core Diversified Growth & Income Portfolio	See below	See below

Core Fundamental Holdings Portfolio	See below	See below

Core Global Diversification Portfolio	See below	See below

Currency Strategies Fund	Currency Strategies Trust (JHVIT)	0.950% — first $250 million;
0.900% — next $250 million; and
0.850% — excess over $500 million.

Diversified Strategies Fund	N/A	See below

Emerging Markets Fund	Emerging Markets Value Trust (JHVIT)	1.00% — first $100 million; 0.950% - excess over $100 million

Emerging Markets Debt Fund	Not applicable	0.725% — first $250 million; 0.700% — next $500 million; and
0.675% — excess over $750 million.

Equity-Income Fund	Equity-Income Trust (JHVIT)	0.825% — first $1 billion; and
0.775% — excess over $1 billion.*
*When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.800% on the first $1 billion of
Aggregate Net Assets.

Financial Services Fund	Financial Services Trust (JHVIT)	0.800% — first $50 million;
0.775%— next $450 million; and
0.750% — excess over $500 million.

Floating Rate Income Fund	Floating Rate Income Trust (JHVIT)	0.700% — first $1.1 billion; 0.675% — next $0.90 billion; and 0.650% —
excess over $2 billion.

Fundamental All Cap Core Fund	Fundamental All Cap Core Trust (JHVIT)	0.675% — first $2.5 billion;
0.650% — excess over $2.5 billion.

Fundamental Large Cap Core Fund	N/A	0.725% — first $500 million; 0.700% — next $500 million; 0.675% —
next $500 million; and 0.650% — excess over $1.5 billion.

Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust	0.70% — first $500 million; 0.65% — next $500 million; and 0.60% —
	(JHVIT); Optimized Value Fund (JHF II)	excess over $1 billion.

Fundamental Value Fund	Fundamental Value Trust (JHVIT)	0.800% — first $50 million; 0.775% — next $450 million; and 0.750% —
excess over $500 million.

Global Fund	JHVIT	0.850% first $1 billion; and
	Global Trust	0.800% excess over $1 billion.
International Value Trust
Income Trust
Mutual Shares Trust

JHF II
International Value Fund
Income Fund
Mutual Shares Fund
International Small Cap Fund

Global Absolute Return Strategies Fund	N/A	1.300% --- first $200 million;
1.250% --- next $300 million;
1.200% --- excess over $500 million.*
* Rate applies retroactively to all assets at or below $500 million.

Global Agribusiness Fund	N/A	0.850% — first $250 million;
0.800% — excess over $250 million.

Global Bond Fund	Global Bond Trust (JHVIT)	0.700% — at all asset levels.

Global High Yield Fund	N/A	0.825% — first $250 million;
0.790%— next $500 million; and
0.770% — excess over $750 million.

Global Infrastructure Fund	N/A	0.850% — first $250 million;
0.800% — excess over $250 million.

4

Global Real Estate Fund	N/A	0.900% — first $500 million;
0.875% — next $250 million; and
0.850% — excess over $750 million.

Health Sciences Fund	Health Sciences Trust (JHVIT)	1.050% --- first $500 million; and
1.000% --- excess over $500 million.

Heritage Fund	Heritage Trust (JHVIT)	0.850% — first $400 million;
(formerly, Vista Fund)		0.825% — next $600 million; and
0.800% — excess over $1 billion.

High Income Fund	N/A	0.725% — first $150 million; 0.675% — between $150 million and $500 million; 0.650% — between $500 million and $2.5 billion; and 0.600% —
excess over $2.5 billion.

High Yield Fund	High Yield Trust (JHVIT)	0.700% — first $500 million; and 0.650% — excess over $500 million.

Income Fund	JHVIT	1.075% first $50 million;
	Income Trust	0.915% next $150 million;
	International Value Trust	0.825% next $300 million; and
	Global Trust	0.800% excess over $500 million
Mutual Shares Trust
When Aggregate Net Assets exceed $500 million, the advisory fee is
	JHF II	0.800% on all net assets of the Income Fund.
International Small Cap Fund
International Value Fund
Global Fund
Mutual Shares Fund

Index 500 Fund	500 Index Trust (JHVIT)	0.470% — first $500 million; and
0.460% — excess over $500 million

International Equity Index Fund	International Equity Index Trust A (JHVIT)	0.550% — first $100 million; and
0.530% — excess over $100 million.

International Growth Stock Fund	International Growth Stock Trust (JHVIT)	0.850% — first $250 million;
0.800% — next $500 million; and
0.750% — excess over $750 million.

International Opportunities Fund	International Opportunities Trust (JHVIT)	0.900% — first $750 million; 0.850% — between $750 million and $1.5 billion; and 0.800% — excess over $1.5 billion.

International Small Cap Fund	N/A	1.050% — first $200 million; 0.950% — next $300 million; and
0.850% — excess over $500 million.

International Small Company Fund	International Small Company Trust (JHVIT)	0.950% — at all asset levels.

International Value Fund	JHVIT	0.950% first $150 million;
	Global Trust	0.850% next $150 million; and
	Income Trust	0.800% excess over $300 million
International Value Trust
	Mutual Shares Trust	When Aggregate Net Assets exceed $300 million, the advisory fee rate is

5

0.800% on all net assets.
JHF II
Global Fund
Income Fund
International Small Cap Fund
Mutual Shares Fund

Investment Quality Bond Fund	Investment Quality Bond Trust (JHVIT)	0.600% — first $500 million; and
0.550% — excess over $500 million.

Large Cap Fund	Large Cap Trust (JHVIT)	0.780% — first $250 million; 0.730% — next $250 million; 0.680% —
next $250 million; and 0.650% — excess over $750 million.

Lifecycle Portfolios	Lifecycle Trusts (JHVIT)	See below

Lifestyle Portfolios	Lifestyle Trusts (JHVIT)	See below

Mid Cap Growth Index Fund	N/A	0.530% -- first $50 million; 0.510% -- next $50 million; and
0.490% —excess over $100 million.

Mid Cap Index Fund	Mid Cap Index Trust (JHVIT)	0.490% — first $250 million; 0.480% — next $250 million; and
0.460% — excess over $500 million.

Mid Cap Stock Fund	Mid Cap Stock Trust (JHVIT)	0.875% — first $200 million; 0.850% — next $300 million; and
0.825% — excess over $500 million.

Mid Cap Value Equity Fund	Mid Cap Value Equity Trust (JHVIT)	0.875% — first $250 million; and 0.850% — next $250 million;
0.825% — next $500 million; and 0.800% — excess over $1 billion.

Mid Cap Value Index Fund	N/A	0.530% -- first $50 million; 0.510% -- next $50 million; and
0.490% —excess over $100 million.

Mid Value Fund	Mid Value Trust (JHVIT)	1.050% — first $50 million;
1.00% — excess over $50 million.

Money Market Fund	Money Market Trust (JHVIT)	0.500% — first $500 million; and 0.470% — excess over $500 million.

Multi Sector Bond Fund	N/A	0.740% — first $250 million;
0.700%— next $500 million; and
0.675% — excess over $750 million.

Mutual Shares Fund	Mutual Shares Trust (JHVIT)	0.96% — first $1 billion;
0.94% — excess over $1 billion.

Natural Resources Fund	Natural Resources Trust (JHVIT)	1.000% — first $1 billion;
0.975% — next $1 billion;
0.950% — excess over $2 billion.

Optimized Value Fund	Fundamental Large Cap Value Trust	0.700% — first $500 million; 0.650% — next $500 million; and
	(JHVIT); Fundamental Large Cap Value	0.600% — excess over $1 billion.
Fund (JHF II)
Real Estate Equity Fund	N/A	0.875% — first $250 million; 0.850% — next $250 million; and
0.825% — excess over $500 million.

Real Estate Securities Fund	Real Estate Securities Trust (JHVIT)	0.700% — at all asset levels.

Real Return Bond Fund	Real Return Bond Trust (JHVIT)	0.700% — first $1 billion; and 0.650% — excess over $1 billion.

6

Redwood Fund	N/A	1.200% --- first $100 million;
1.150% --- next $100 million;
1.100% --- above $200 million, retroactive to prior asset levels; and
1.050% --- excess over $500 million.

Retirement Portfolios	N/A	See below

Science & Technology Fund	Science & Technology Trust (JHVIT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Short Term Government Income Fund	Short Term Government Income Trust	0.570% — first $250 million; and
	(JHVIT)	0.550% — excess over $250 million.

Small Cap Growth Fund	Small Cap Growth Trust	1.100% — first $100 million; and 1.050% — excess over $100 million.

Small Cap Index Fund	Small Cap Index Trust (JHVIT)	0.490% — first $250 million; 0.480% next $250 million; and 0.460% —
excess over $500 million.

Small Cap Opportunities Fund	Small Cap Opportunities Trust (JHVIT)	1.000% — first $500 million;
0.950% — next $500 million;
0.900% — next $1 billion.; and
0.850% — excess over $2 billion

Small Cap Value Fund	Small Cap Value Trust (JHVIT)	1.100% — first $100 million;
1.050% — next $500 million; and
1.000% — excess over $600 million

Small Company Growth Fund	JHVIT	1.050% — first $250 million; and
	Small Company Growth Trust	1.000% — excess over $250 million.
Small Cap Opportunities Trust
	International Growth Stock Trust	The applicable rate is 1.000% on all net assets of the Small Company
	Value Trust	Growth Fund when the Aggregate Net Assets exceed $1 billion.

JHF II
Small Cap Opportunities Fund
International Growth Stock Fund
Value Fund

Small Company Value Fund	Small Company Value Trust (JHVIT)	1.050% — first $500 million; and 1.000% — excess over $500 million.

Smaller Company Growth Fund	Smaller Company Growth Trust (JHVIT)	1.100% — first $125 million;
1.050%— next $250 million;
1.00%— next $625 million; and
0.950% — excess over $1 billion.

Spectrum Income Fund	New Income Trust (JHVIT)	0.800% — first $250 million; and 0.725% — excess over $250 million.

Strategic Equity Allocation Fund	Strategic Equity Allocation Trust (JHVIT)	0.675% -- first $2.5 billion;
0.650% -- next $5 billion;
0.625% -- next $2.5 billion; and
0.600% -- excess over $10 billion

Strategic Income Opportunities Fund	Strategic Income Opportunities Trust	0.700% — first $500 million; and 0.650% — excess over $500 million.
(JHVIT)

Technical Opportunities Fund	N/A	1.20% first $250 million; and
1.15% excess over $250 million

7

Technical Opportunities Fund II	N/A	1.100% — first $250 million;
1.050% — next $750 million; and
1.000% — over $1 billion.

Total Bond Market Fund	Total Bond Market Trust A (JHVIT)	0.490% — first $500 million; 0.470% next $1 billion; and 0.460% --
	Total Bond Market Trust B (JHVIT)	excess over $1.5 billion.

Total Return Fund	Total Return Trust (JHVIT)	See below

Total Stock Market Index Fund	Total Stock Market Index Trust (JHVIT)	0.490% — first $250 million; 0.480% — next $250 million; and
0.460% — excess over $500 million.

U.S. High Yield Bond Fund	N/A	0.750% — first $200 million; and
0.720% — excess over $200 million.

U.S.Equity Fund	U.S. Equity Trust (JHVIT)	0.780% — first $500 million; 0.760% — next $500 million; and
0.740% — excess over $1 billion.

Value Fund	Value Trust (JHVIT)	0.750% — first $200 million; 0.725% — next $300 million; and
0.650% — excess over $500 million.

Value & Restructuring Fund	Value & Restructuring Trust (JHVIT)	0.825% — first $500 million; 0.800% — next $500 million; and
0.775% — excess over $1 billion.

8

Capital Appreciation Value Fund

If net assets are less than $500 million, the following fee schedule shall apply:

First $250
million of
Aggregate Net	Excess Over $250 million of
Assets	Aggregate Net Assets

0.950%	0.850%

If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

First $1 billion
of Aggregate Net	Excess Over $1 billion of
Assets	Aggregate Net Assets

0.850%	0.800%

If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

First $500
million of
Aggregate Net	Excess Over $500 million of
Assets	Aggregate Net Assets

0.850%	0.800%

If net assets equal or exceed $3 billion, the following fee schedule shall apply:

All Asset Levels

0.800%

Total Return Fund

The Adviser shall serve as investment adviser for the Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the "Adviser Fee").

Pacific Investment Management Company (“PIMCO”) is the Subadviser to the Portfolio

During the period during which PIMCO is the subadviser to the Portfolio, if Relationship Net Assets* equal or exceed $3 Billion, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Fund	0.700%	0.675%

If Relationship Net Assets* are less than $3 Billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Total Return Fund	0.700%

*The term Relationship Net Assets shall mean the aggregate net assets of all portfolios of the John Hancock Trust and the John Hancock Funds II that are subadvised by PIMCO. These funds currently include the Total Return Trust, the Real Return Bond Trust and the Global Bond Trust, each a series of the Trust, and the Total Return Fund, the Real Return Bond Fund and the Global Bond Fund, each a series of John Hancock Funds II.

PIMCO is not the Subadviser to the Portfolio

If PIMCO is not the subadviser to the Portfolio, the following fee schedule shall apply:

	First	Excess Over
	$1 Billion	$1 Billion
	of Total Return	of Total Return
Portfolio	Net Assets**	Net Assets**
Total Return Fund	0.700%	0.675%

**The term Total Return Net Assets includes the net assets of the Portfolio. It also includes with respect to the Portfolio the net assets of the Total Return Trust, a series of John Hancock Trust but only for the period during which the subadviser for the Portfolio also serves as the subadviser for the Total Return Trust. For purposes of determining Total Return Net Assets and calculating the Advisory Fee, the net assets of the Portfolio are determined as of the close of business on the previous business day of the Trust, and the net assets of the Total Return Trust are determined as of the close of business on the previous business day of that fund.

The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Total Return Net Assets divided by (ii) Total Return Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

10

Funds of Funds

The Adviser shall serve as investment adviser for each Portfolio listed below (each a “Fund of Funds”).

Lifestyle Aggressive Portfolio	Lifecycle 2010 Portfolio
Lifestyle Balanced Portfolio	Lifecycle 2015 Portfolio
Lifestyle Conservative Portfolio	Lifecycle 2020 Portfolio
Lifestyle Growth Portfolio	Lifecycle 2025 Portfolio
Lifestyle Moderate Portfolio	Lifecycle 2030 Portfolio
(collectively, the “Lifestyle Portfolios”)	Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Retirement 2010 Portfolio	Lifecycle 2045 Portfolio
Retirement 2015 Portfolio	Lifecycle 2050 Portfolio
Retirement 2020 Portfolio	(collectively, the “ Lifecycle Portfolios”)
Retirement 2025 Portfolio
Retirement 2030 Portfolio
Retirement 2035 Portfolio
Retirement 2040 Portfolio
Retirement 2045 Portfolio
Retirement 2050 Portfolio	Alternative Asset Allocation Fund
Diversified Strategies Fund
(collectively, the “Retirement Portfolios”)

Certain Definitions:

“Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.

“Affiliated Funds” are any fund of John Hancock Trust (“JHVIT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHVIT: the Money Market Trust B, 500 Index Trust B, International Equity Index Trust B and Total Bond Market Trust B.

“Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHVIT, JHF II or JHF III, but only with respect to and for so long as such other Fund of Funds is managed by the same subadviser as the Fund of Funds.

“Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.

Adviser Fee:

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).

The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets. Each such fee shall be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

11

(a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day, the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, as applicable, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.

(b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day, the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, as applicable, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.

Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHVIT for JHVIT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.

If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Fee Schedules:

Lifecycle Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion

Each Lifecycle Portfolio	0.060%	0.050%	0.510%	0.500%

_____________________

(1) Aggregate Net Assets. For each Lifecycle Portfolio, Aggregate Net Assets include the net assets of all the JHF II Lifecycle Portfolios and the net assets of all the JHVIT Lifecycle Trusts. The JHVIT Lifecycle Trusts are: the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust and Lifecycle 2050 Trust.

12

Lifestyle Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion

Each Lifestyle Portfolio	0.050%	0.040%	0.500%	0.490%

_________________________

(1) Aggregate Net Assets. For each Lifestyle Portfolio, Aggregate Net Assets include the net assets of all the JHF II Lifestyle Portfolios and the net assets of all the JHVIT Lifestyle Trusts. The JHVIT Lifestyle Trusts are: the Lifestyle Aggressive Trust, Lifestyle Balanced Trust, Lifestyle Conservative Trust, Lifestyle Growth Trust and Lifestyle Moderate Trust.

Retirement Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
Fund of Funds	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
	$7.5 billion	$7.5 billion	$7.5 billion	$7.5 billion

Each Retirement Portfolio	0.060%	0.050%	0.510%	0.500%

_____________________

(1) Aggregate Net Assets. For each Retirement Portfolio, Aggregate Net Assets include the net assets of all the JHF II Retirement Portfolios.

Alternative Asset Allocation Fund

	Rates Applied to net assets of the Fund of Funds
Fund of Funds	Affiliated Fund Assets	Other Assets
	All Asset Levels	All Asset Levels
Alternative Asset Allocation Fund	0.150%	0.600%

Diversified Strategies Fund

Rates Applied to net assets of the Fund of Funds
Fund of Funds	Affiliated Fund Assets		Other Assets
	First	Excess Over	First	Excess Over
	$1 billion	$1 billion	$1 billion	$1 billion

Diversified Strategies Fund	0.250%	0.225%	0.700%	0.675%

13

Core Diversified Growth & Income Portfolio
Core Fundamental Holdings Portfolio
Core Global Diversification Portfolio

Advisory Fee

0.050% — first $500 million of Aggregate Net Assets*
0.040% — excess over $500 million of Aggregate Net Assets*

*Aggregate Net Assets include the net assets of the following funds:

John Hancock Trust
American Fundamental Holdings Trust
American Global Diversification Trust
Core Diversified Growth & Income Trust

John Hancock Funds II
Core Fundamental Holdings Fund
Core Global Diversification Fund
Core Diversified Growth &Income Fund

14